Exhibit 99.1

Hub Group Provides First Quarter 2026 Business Update

Announces Receipt of Expected Deficiency Notice from Nasdaq

Related to Delayed Filing of Form 10-K

OAK BROOK, Ill., March 24, 2026 — Hub Group, Inc. (Nasdaq: HUBG) today provided an update regarding its business performance in the first quarter of fiscal 2026. In addition, Hub Group announced that on March 19, 2026, as expected, it received a notice from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq’s listing rules due to the Company’s delay in filing its Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) with the Securities and Exchange Commission (the “SEC”).

First Quarter 2026 Business Performance

“Our team remains focused on serving customers through this dynamic environment. Intermodal volume performance to start the year reflects steady demand amid winter storm disruptions. We are maintaining excellent service levels, and the intermodal pricing outlook continues to improve as truckload capacity exits the market, which is consistent with bid season awards to date. In the Logistics segment, we continue to onboard significant new business, in particular in Managed Transportation and Final Mile. While, in Brokerage, volumes have declined as we are focusing our efforts on improving profitability and expanding our revenue per load. We continue to take actions to drive growth, improve profitability and increase operating cash flows, which along with our balance sheet strength and strong service positions Hub Group well for long-term growth,” said Phil Yeager, Hub Group’s President, Chief Executive Officer and Vice Chairman.

Nasdaq Deficiency Notice

On March 19, 2026, the Company received an expected notice from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file its 2025 Form 10-K. The Listing Rule requires Nasdaq-listed companies to timely file all required periodic reports with the SEC.

In accordance with Nasdaq’s listing rules, Hub Group has 60 calendar days from the date of the Notice to submit a plan to regain compliance with the Listing Rule. As provided in the Notice, Nasdaq has the discretion to grant the Company up to 180 calendar days from the 2025 Form 10-K’s due date, or until September 14, 2026, to regain compliance. The Company can regain compliance with the Listing Rule at any time prior to that date by filing its 2025 Form 10-K. The Notice has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq.

As previously disclosed, Hub Group requires additional time to complete its year-end financial close process as a result of the restatement of its financial statements for the first, second and third quarters of 2025. The Company is continuing to assess the potential impact to its consolidated financial statements for the years ended December 31, 2024 and 2023. The Company continues to work diligently to finalize its results for the year ended December 31, 2025, including completion of the restatement of its previously issued financial statements, and expects to file its Form 10-K as soon as practicable and to regain compliance with the Listing Rule within the six-month timeframe.

Certain Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements, provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995, including statements regarding Hub Group’s expectations of its business performance for the first quarter 2026 and future periods, Hub Group’s pricing outlook, the impact of Hub Group’s actions to drive growth, improve profitability, expand revenue per load and increase operating cash flows, Hub Group’s plans to regain compliance with Nasdaq’s listing rules, and any other statements regarding Hub Group’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that might cause the actual performance of Hub Group to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s ability to complete the previously-announced restatement of its financial statements; the impact that further delays in the financial close process or the related audit may have on Hub Group’s business, financial condition and results of operations, and other risks discussed under the “Risk Factors” section in Hub Group’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. These forward-looking statements speak only as of the date hereof and Hub Group assumes no obligation to update any such forward-looking statements.

About Hub Group

Hub Group offers comprehensive transportation and logistics management solutions. Keeping our customers’ needs in focus, Hub Group designs, continually optimizes, and applies industry-leading technology to our customers’ supply chains for better service, greater efficiency, and total visibility. As an award-winning, publicly traded company (Nasdaq: HUBG), our approximately 6,000 employees and drivers across the globe are always in pursuit of “The Way Ahead” – a commitment to service, integrity and innovation. For more information, visit hubgroup.com.

CONTACT: Garrett Holland, InvestorRelations@hubgroup.com